EXHIBIT 23.2
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            Consent of Deloitte & Touche LLP, Independent Auditors

 We consent to the incorporation by reference in this Registration Statement of our report dated March 24, 2003, appearing in the Annual Report on Form 10-K of First Cash Financial Services, Inc. for the year ended December 31, 2002.

 /s/ Deloitte & Touche LLP
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 Fort Worth, Texas
 July 7, 2003